Exhibit 31.4

CERTIFICATIONS

I, Dennis Lacey, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Stream Global Services, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Omitted;

4.	Omitted; and

5.	Omitted.

March 30, 2010	By:	/s/ Dennis Lacey
Dennis Lacey
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)